EXHIBIT 4.237
     COPYRIGHT SECURITY AGREEMENT dated as of November 16, 2010 (this “Agreement”), among the grantor listed on Schedule I hereto (the “U.S Grantor”) and The Bank of New York Mellon, as collateral agent (in such capacity, the “Collateral Agent”).
          Reference is made to (a) the Collateral Agreement dated as of November 5, 2009 (as amended, restructured, renewed, novated, supplemented, restated, replaced or otherwise modified from time to time, the “Collateral Agreement”), among Reynolds Group Holdings Inc. (“RGHI”), Reynolds Consumer Products Holdings Inc. (the “U.S. Term Borrower” and, together with RGHI, the “U.S. Term Borrowers”), Closure Systems International Holdings Inc. (together with the U.S. Term Borrowers, the “Borrowers”), Reynolds Group Issuer LLC (the “U.S. Issuer”), Reynolds Group Issuer Inc. (the “U.S. Co-Issuer” and, together with the U.S. Issuer, the “Issuers”), the Subsidiaries (as defined in the Credit Agreement) of Reynolds Group Holdings Limited (“Holdings”) from time to time party thereto and the Collateral Agent (as defined therein), (b) the Credit Agreement dated as of November 5, 2009 as amended by Amendment No. 1 dated as of January 1, 2010, as amended by Amendment No. 2 and Incremental Term Loan Assumption Agreement dated as of May 4, 2010 and as amended by Amendment No. 3 and Incremental Term Loan Assumption Agreement dated as of September 30, 2010 (as further amended, extended, restructured, renewed, novated, supplemented, restated, refunded, replaced or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the European Borrowers (as defined therein), Holdings, the lenders from time to time party thereto (the “Lenders”) and Credit Suisse AG (formerly known as Credit Suisse), as administrative agent, (c) the Indenture dated as of November 5, 2009 (as amended, extended, restructured, renewed, refunded, novated, supplemented, restated, replaced or otherwise modified from time to time, the “2009 Senior Secured Note Indenture”), among the Issuers, Reynolds Group Issuer (Luxembourg) S.A., the Note Guarantors (as defined therein) and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar, and (d) the Indenture dated as of October 15, 2010 (as amended, extended, restructured, renewed, refunded, novated, supplemented, restated, replaced or otherwise modified from time to time, the “2010 Senior Secured Note Indenture”) among RGHL US Escrow I Inc., RGHL US Escrow I LLC and RGHL Escrow (Luxembourg) I S.A. (the “Escrow Issuers”), The Bank of New York Mellon as trustee, principal paying agent, registrar, transfer agent and collateral agent, The Bank of New York Mellon, London Branch as paying agent and Wilmington Trust (London) Limited as additional collateral agent. The Lenders have agreed to extend credit to the Borrowers pursuant to, and upon the terms and conditions specified in, the Credit Agreement. The 2009 Senior Secured Note Holders (each “Holder” under, and as defined in, the 2009 Senior Secured Note Indenture) have agreed to extend credit to the Issuers pursuant to, and upon the terms and conditions specified in, the 2009 Senior Secured Note Indenture. The 2010 Senior Secured Note Holders (each “Holder” under, and as defined in, the 2010 Senior Secured Note Indenture) have agreed to extend credit to the Escrow Issuers pursuant to, and upon the terms and conditions specified in, the 2010 Senior Secured Note Indenture. The parties hereto agree as follows:

          SECTION 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified pursuant to the Collateral Agreement. The rules of construction specified in Section 1.01(b) of the Collateral Agreement also apply to this Agreement.
          SECTION 2. Grant of Security Interest. The U.S. Grantor hereby assigns and pledges to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, a Security Interest in all of the U.S. Grantor’s right, title or interest in, to and under all of the Copyrights of the U.S. Grantor (including those listed on Schedule II hereto) now owned or at any time hereafter acquired by the U.S. Grantor or in which the U.S. Grantor now has or at any time in the future may acquire any right, title or interest as security for the payment or performance, as the case may be, in full of the Obligations.
          SECTION 3. Purpose. This Agreement has been executed and delivered by the parties hereto for the purpose of recording the grant of the Security Interest with the United States Copyright Office. This Agreement is expressly subject to the terms and conditions set forth in the Collateral Agreement.
          SECTION 4. Collateral Agreement. The U.S. Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Copyrights are more fully set forth in the Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Collateral Agreement, the terms of the Collateral Agreement shall govern.
          SECTION 5. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission or other customary means of electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.
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2

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

PACTIV CORPORATION
By	/s/ Helen Golding
	Name:	Helen Golding
	Title:	Vice President

[Signature Page to Copyright Security Agreement]

THE BANK OF NEW YORK MELLON, as Collateral Agent,
By	/s/ Catherine F. Donohue
	Name:	Catherine F. Donohue
	Title:	Vice President

[Signature Page to Copyright Security Agreement]

Schedule I
U.S. Grantor
Pactiv Corporation

Schedule II
Copyrights

Current Recorded
Copyright Name	Country	Case Type	Owner	Status	Reg. No.	Reg. Date
ANGEL PLATE	United States	Copyright	Pactiv Corporation	Registered	VAu000605246	9/29/2003

CHRISTMAS TREE PLATE	United States	Copyright	Pactiv Corporation	Registered	VAu000605241	9/29/2003

FEMALE ELF PLATE	United States	Copyright	Pactiv Corporation	Registered	VAu000605245	9/29/2003

HEFTY HEFTY HEFTY ringtone	United States	Copyright	Pactiv Corporation	Registered	SRu000923443	11/2/2009

HEFTY ZOO PALS ALLIGATOR PLATE	United States	Copyright	Pactiv Corporation	Registered	VA0001210370	9/26/2002

HEFTY ZOO PALS BLACK COW PLATE	United States	Copyright	Pactiv Corporation	Registered	VA0001210371	9/26/2002

HEFTY ZOO PALS BLACK DUCK PLATE	United States	Copyright	Pactiv Corporation	Registered	VA0001210372	9/26/2002

HEFTY ZOO PALS BLUE FISH PLATE	United States	Copyright	Pactiv Corporation	Registered	VA0001210373	9/26/2002

HEFTY ZOO PALS BLUE WHALE PLATE	United States	Copyright	Pactiv Corporation	Registered	VA0001210369	9/26/2002

HEFTY ZOO PALS BROWN COW PLATE	United States	Copyright	Pactiv Corporation	Registered	VA0001210367	9/26/2002

HEFTY ZOO PALS BUMBLEBEE PLATE	United States	Copyright	Pactiv Corporation	Registered	VA0001210368	9/26/2002

HEFTY ZOO PALS BUNNY PLATE	United States	Copyright	Pactiv Corporation	Registered	VA0001210366	9/26/2002

HEFTY ZOO PALS CARDINAL PLATE	United States	Copyright	Pactiv Corporation	Registered	VA0001210365	9/26/2002

HEFTY ZOO PALS DALMATIAN PLATE	United States	Copyright	Pactiv Corporation	Registered	VA0001210364	9/26/2002

HEFTY ZOO PALS DINOSAUR PLATE	United States	Copyright	Pactiv Corporation	Registered	VA0001210351	9/26/2002

HEFTY ZOO PALS EAGLE PLATE	United States	Copyright	Pactiv Corporation	Registered	VA0001210352	9/26/2002

HEFTY ZOO PALS ELEPHANT PLATE	United States	Copyright	Pactiv Corporation	Registered	VA0001210353	9/26/2002

HEFTY ZOO PALS FOX PLATE	United States	Copyright	Pactiv Corporation	Registered	VA0001210354	9/26/2002

HEFTY ZOO PALS FROG PLATE	United States	Copyright	Pactiv Corporation	Registered	VA0001210356	9/26/2002

HEFTY ZOO PALS GOLDFISH PLATE	United States	Copyright	Pactiv Corporation	Registered	VA0001210359	9/26/2002

HEFTY ZOO PALS GRAY WHALE PLATE	United States	Copyright	Pactiv Corporation	Registered	VA0001210358	9/26/2002

HEFTY ZOO PALS GREEN FISH PLATE	United States	Copyright	Pactiv Corporation	Registered	VA0001210357	9/26/2002

HEFTY ZOO PALS HARP SEAL PLATE	United States	Copyright	Pactiv Corporation	Registered	VA0001210360	9/26/2002

HEFTY ZOO PALS HIPPO PLATE	United States	Copyright	Pactiv Corporation	Registered	VA0001210361	9/26/2002

HEFTY ZOO PALS HUSKY PLATE	United States	Copyright	Pactiv Corporation	Registered	VA0001210363	9/26/2002

Current Recorded
Copyright Name	Country	Case Type	Owner	Status	Reg. No.	Reg. Date
HEFTY ZOO PALS KOALA PLATE	United States	Copyright	Pactiv Corporation	Registered	VA0001210362	9/26/2002

HEFTY ZOO PALS LADYBUG PLATE	United States	Copyright	Pactiv Corporation	Registered	VA0001210383	9/26/2002

HEFTY ZOO PALS LEOPARD PLATE	United States	Copyright	Pactiv Corporation	Registered	VA0001210386	9/26/2002

HEFTY ZOO PALS LION PLATE	United States	Copyright	Pactiv Corporation	Registered	VA0001210384	9/26/2002

HEFTY ZOO PALS LIZARD PLATE	United States	Copyright	Pactiv Corporation	Registered	VA0001210385	9/26/2002

HEFTY ZOO PALS MONKEY PLATE	United States	Copyright	Pactiv Corporation	Registered	VA0001210387	9/26/2002

HEFTY ZOO PALS MOUSE PLATE	United States	Copyright	Pactiv Corporation	Registered	VA0001210388	9/26/2002

HEFTY ZOO PALS OCTOPUS PLATE	United States	Copyright	Pactiv Corporation	Registered	VA0001210344	9/26/2002

HEFTY ZOO PALS OTTER PLATE	United States	Copyright	Pactiv Corporation	Registered	VA0001210343	9/26/2002

HEFTY ZOO PALS OWL PLATE	United States	Copyright	Pactiv Corporation	Registered	VA0001210345	9/26/2002

HEFTY ZOO PALS PANDA PLATE	United States	Copyright	Pactiv Corporation	Registered	VA0001210349	9/26/2002

HEFTY ZOO PALS PENGUIN PLATE	United States	Copyright	Pactiv Corporation	Registered	VA0001210350	9/26/2002

HEFTY ZOO PALS PIG PLATE	United States	Copyright	Pactiv Corporation	Registered	VA0001210348	9/26/2002

HEFTY ZOO PALS POLAR BEAR PLATE	United States	Copyright	Pactiv Corporation	Registered	VA0001210347	9/26/2002

HEFTY ZOO PALS RACCOON PLATE	United States	Copyright	Pactiv Corporation	Registered	VA0001210346	9/26/2002

HEFTY ZOO PALS RED PARROT PLATE	United States	Copyright	Pactiv Corporation	Registered	VA0001210374	9/26/2002

HEFTY ZOO PALS RHINO PLATE	United States	Copyright	Pactiv Corporation	Registered	VA0001210380	9/26/2002

HEFTY ZOO PALS SEAGULL PLATE	United States	Copyright	Pactiv Corporation	Registered	VA0001210379	9/26/2002

HEFTY ZOO PALS SHEEP PLATE	United States	Copyright	Pactiv Corporation	Registered	VA0001210378	9/26/2002

HEFTY ZOO PALS SNAIL PLATE	United States	Copyright	Pactiv Corporation	Registered	VA0001210377	9/26/2002

HEFTY ZOO PALS SNOW LEOPARD PLATE	United States	Copyright	Pactiv Corporation	Registered	VA0001210376	9/26/2002

HEFTY ZOO PALS SNOW OWL PLATE	United States	Copyright	Pactiv Corporation	Registered	VA0001210375	9/26/2002

HEFTY ZOO PALS ST. BERNARD PLATE	United States	Copyright	Pactiv Corporation	Registered	VA0001210355	9/26/2002

HEFTY ZOO PALS TEDDY BEAR PLATE	United States	Copyright	Pactiv Corporation	Registered	VA0001210389	9/26/2002

HEFTY ZOO PALS TIGER PLATE	United States	Copyright	Pactiv Corporation	Registered	VA0001210393	9/26/2002

HEFTY ZOO PALS TURTLE PLATE	United States	Copyright	Pactiv Corporation	Registered	VA0001210392	9/26/2002

HEFTY ZOO PALS WALRUS PLATE	United States	Copyright	Pactiv Corporation	Registered	VA0001210390	9/26/2002

HEFTY ZOO PALS WHITE DUCK PLATE	United States	Copyright	Pactiv Corporation	Registered	VA0001210382	9/26/2002

HEFTY ZOO PALS YELLOW DUCK PLATE	United States	Copyright	Pactiv Corporation	Registered	VA0001210381	9/26/2002

HEFTY ZOO PALS ZEBRA PLATE	United States	Copyright	Pactiv Corporation	Registered	VA0001210391	9/26/2002

Current Recorded
Copyright Name	Country	Case Type	Owner	Status	Reg. No.	Reg. Date
MALE ELF PLATE	United States	Copyright	Pactiv Corporation	Registered	VAu000605242	9/29/2003

MRS. CLAUS PLATE	United States	Copyright	Pactiv Corporation	Registered	VAu000605243	9/29/2003

NUTCRACKER PLATE	United States	Copyright	Pactiv Corporation	Registered	VAu000605244	9/29/2003

READING SANTA CLAUS PLATE	United States	Copyright	Pactiv Corporation	Registered	VAu000605247	9/29/2003

REINDEER PLATE	United States	Copyright	Pactiv Corporation	Registered	VAu000605248	9/29/2003

SNOWMAN PLATE	United States	Copyright	Pactiv Corporation	Registered	VAu000605249	9/29/2003

WINKING SANTA CLAUS PLATE	United States	Copyright	Pactiv Corporation	Registered	VAu000605250	9/29/2003